Exhibit 10.1

Execution Version

LIMITED WAIVER AND THIRD AMENDMENT

This LIMITED WAIVER AND THIRD AMENDMENT (this “Agreement”) is entered into as of April 10, 2026, by and among Styron Receivables Funding Designated Activity Company, a company incorporated in Ireland (the “Borrower”), Trinseo Ireland Global IHB Limited, a company incorporated in Ireland (the “Investment Manager”), Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Parent Guarantor”), GLAS USA LLC, as administrative agent (in such capacity, the “Administrative Agent”), GLAS Americas LLC, in its capacity as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”), KKR Credit Advisors (US) LLC (the “Structuring Advisor”) and the Lenders (as defined below) party hereto.

RECITALS

A.            The Borrower, the Investment Manager, the Agents, the lenders party thereto from time to time (the “Lenders”) and the Structuring Advisor are parties to that certain Credit and Security Agreement, dated as of July 18, 2024 (as has been amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to the Borrower.

B.            The Borrower, the Investment Manager, the Lenders, the Structuring Advisor and the Agents (at the direction of the Lenders) desire to amend the Credit Agreement in accordance with Section 12.1 of the Credit Agreement on the terms and subject to the conditions set forth herein.

C.            As of the date hereof, each of the Amortization Events identified as “Potential Defaults” on Exhibit A hereto (collectively, the “Specified Defaults”) has occurred or is expected to occur prior to the expiration of the Waiver Period (as hereinafter defined).

D.            The Borrower has requested that during the Waiver Period, the Agents, the Structuring Advisor and the Lenders (sometimes referred to herein individually as a “Secured Party” and collectively as the “Secured Parties”) agree to temporarily waive their amortization event-related or default-related rights and remedies against the Borrower and the Investment Manager with respect to the Specified Defaults.

E.            Subject to the terms and conditions set forth herein, the Secured Parties have agreed to temporarily waive their amortization event-related or default-related rights and remedies against the Borrower and the Investment Manager with respect to the Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Incorporation of Recitals; Defined Terms. Each of the foregoing recitals is hereby acknowledged and affirmed as being accurate and complete and is hereby incorporated as part of this Agreement. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.         Amendments to Credit Agreement and Second Amendment. The Borrower, the Investment Manager and the Secured Parties agree that, effective as of the Third Amendment Effective Date:

(a)            Exhibit I (Definitions) of the Credit Agreement is hereby amended by deleting the terms “Advance Rate,” “Default Ratio,” “Default Reserves,” “Delinquent Receivable,” “Dilution Ratio,” “Dilution Reserves” and “First Amendment Effective Period” and inserting in lieu thereof the following new definitions set forth below in appropriate alphabetical order:

““Advance Rate” means at any date of determination 90%.

“Default Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the Default Relevant Amount for such Calculation Period by (b) the U.S. Dollar Equivalent of the Outstanding Balance of all Pool Receivables for such Calculation Period.

“Default Reserves” means, with respect to any Calculation Period, the product of (a) 2.0 multiplied by (b) the Pool Balance for such Calculation Period multiplied by (c) the greatest  of (i) the Benchmark Default Ratio, (ii) the monthly average of the Default Ratio for the immediately preceding 12 consecutive Calculation Periods and (iii) the Default Ratio for the fiscal month most recently ended.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the Due Date for such Receivable.

“Dilution Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the U.S. Dollar Equivalent of the aggregate Dilution for such Calculation Period by (b) the aggregate U.S. Dollar Equivalent of the Outstanding Balance of all Pool Receivables for such Calculation Period.

“Dilution Reserves” means, with respect to any Calculation Period, the product of (a) 2.0 multiplied by (b) the Pool Balance for such Calculation Period  multiplied by (c) the greatest of (i) the Benchmark Dilution Ratio, (ii) the monthly average of the Dilution Ratio for the immediately preceding 12 consecutive Calculation Periods and (iii) the Dilution Ratio for the fiscal month most recently ended.

“First Amendment Effective Period” means the period commencing on (and including) the First Amendment Effective Date and terminating on the earlier of of (i) 5:00 P.M. (Eastern time) on April 30, 2026 (the “First Amendment End Date”) and (ii) the date of the occurrence of any Termination Event (as defined in the Third Amendment); provided that the First Amendment End Date may be extended from time to time in the sole and absolute discretion of the Requisite Lenders (which may be in the form of an email from counsel to the Lenders).”

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(b)            Exhibit I (Definitions) of the Credit Agreement is hereby further amended by (i) deleting clause (ee) of the definition of “Eligible Receivables” and (ii) inserting in lieu thereof the following new clause (ee) in the definition of “Eligible Receivables”:

“(ee)         the Obligor of the Receivable is not (i) a Governmental Authority, (ii) Synthos Dwory 7 spółka z ograniczoną odpowiedzialnością or any of its Affiliates or (iii) Ravapor GmbH or any of its Affiliates;”

(c)            Exhibit I (Definitions) of the Credit Agreement is hereby further amended by (i) deleting the “and” at the end of clause (kk) of the definition of “Eligible Receivables”, (ii) deleting the period at the end of clause (ll) of the definition of “Eligible Receivables” and inserting in lieu thereof “; and”, and (iii) adding a new clause (mm) at the end of the definition of “Eligible Receivables”:

“(mm) the Receivable is not more than 120 days past the original invoice date of such Receivable.”

(d)            Exhibit I (Definitions) of the Credit Agreement is hereby further amended by adding the new defined terms “Third Amendment” and “Third Amendment Effective Date” in appropriate alphabetical order:

““Third Amendment” means that certain Limited Waiver and Third Amendment, dated as of April 10, 2026, by and among the Borrower, the Investment Manager, the Parent Guarantor, the Administrative Agent, the Structuring Advisor, the Collateral Agent, and the Lenders party thereto.

“Third Amendment Effective Date” means the effective date of the Third Amendment as defined therein.”

(e)            Section 5.1(k) of the Credit Agreement is hereby amended by adding the new clause (iii) set forth below at the end of such Section:

“(iii)         For purposes of calculating the Borrowing Base at any date of determination, (A) the U.S. Dollar Equivalent of the cumulative outstanding balance of rebates that are accrued and unpaid as of such date shall be included in such calculation and identified as such in the applicable Daily Report or Monthly Report and (B) the aggregate amount of Collections in respect of Pool Receivables received by the Originators in each of the Collection Accounts as of such date shall be accurately reported and reflected in the applicable Daily Report or Monthly Report based on the amounts actually received by such Originator during the applicable period. Any calculation of the Borrowing Base that occurs after the Third Amendment Effective Date shall give pro forma effect to the amendments to the Advance Rate, Default Ratio, Dilution Rate (and related definitions) and definition of “Eligible Receivable” set forth in the Third Amendment commencing with the Daily Reports to be delivered immediately after the Third Amendment Effective Date and the Monthly Report to be delivered for the month ending March 2026.”

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(f)            Section (b) of the Second Amendment is hereby amended by deleting clause (iii) of the definition of “Waiver Period” set forth therein, and inserting the following new clause (iii) in lieu thereof: “(iii) 5:00 P.M. (Eastern time) on April 30, 2026, which date may be extended by written agreement of the Requisite Lenders (email of counsel to the Requisite Lenders being sufficient).”

SECTION 3.         Limited and Temporary Waiver; Covenant.

(a)            Effective as of the Third Amendment Effective Date (as hereinafter defined), each Agent and each Consenting Lender agrees that until the expiration or termination of the Waiver Period (as defined below), it (i) temporarily waives its right to exercise its default-related rights and remedies under the Transaction Documents, as modified hereby, or applicable Law solely with respect to any of the Specified Defaults, (ii) temporarily waives its right to terminate the Revolving Commitments and cause the Amortization Date to occur under the Transaction Documents, as modified hereby, solely as a result of the Specified Defaults, (iii) temporarily waives any right to accelerate the Borrower Obligations or make any demand for payment under the Transaction Documents, as modified hereby, solely as a result of the Specified Defaults, (iv) temporarily waives its right to require the Borrower to pay interest at the Default Rate under the Credit Agreement (including pursuant to Sections 1.5 and 1.7 thereof), as modified hereby, solely as a result of the Specified Defaults and (v) temporarily waives its right under the Transaction Documents to deliver the Notices of Exclusive Control or notify the Obligors of any interest in the Pool Receivables and other Collateral, solely as a result of the Specified Defaults; provided, however, that:

(i)             the Borrower and the Investment Manager shall comply with all limitations, restrictions or prohibitions that would be effective or applicable under the Transaction Documents, as modified hereby, if any Potential Amortization Event or Amortization Event had occurred and was continuing;

(ii)            nothing herein shall restrict, impair or otherwise affect any Secured Party’s rights and remedies under any agreement containing subordination provisions in favor of any or all of the Secured Parties (including, without limitation, any rights or remedies available to the Secured Parties as a result of the occurrence or continuation of the Specified Defaults) or amend or modify any provision thereof; and

(iii)           nothing herein shall restrict, impair or otherwise affect any Secured Party’s rights or remedies with respect to any Potential Amortization Event or Amortization Event that is not a Specified Default.

(b)            As used herein, the term “Waiver Period” shall mean the period beginning on the Third Amendment Effective Date and ending on the earliest to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”): (i) the occurrence of any Amortization Event under subsection 7.1(i) of the Credit Agreement (a “Bankruptcy Default”), (ii) the date on which the Administrative Agent or Requisite Lenders delivers to the Borrower a notice terminating the Waiver Period, which notice may be delivered at any time upon or after the occurrence of any Waiver Default (as hereinafter defined), and (iii) 5:00 P.M. (Eastern time) on April 30, 2026, which date may be extended by written agreement of the Requisite Lenders (email of counsel to the Requisite Lenders being sufficient). As used herein, the term “Waiver Default” shall mean (A) the occurrence of any Amortization Event under Section 7.1 of the Credit Agreement other than the Specified Defaults, (B) termination or expiration of any other forbearance or waiver granted by the lenders in respect of the Senior Loan Agreement or any other Material Indebtedness of the Parent Guarantor or any of its Subsidiaries, in each case, with respect to any Specified Default (collectively, the “Other Waivers”), and (C) the repudiation or assertion of any defense by the Borrower or the Investment Manager with respect to this Agreement or any Transaction Document, as each has been modified hereby. The Borrower and the Investment Manager shall promptly notify the Administrative Agent of any termination or expiration of any of the Other Waivers.

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(c)            Upon the occurrence of a Termination Event, the agreement of the Secured Parties hereunder to temporarily waive their default related rights and remedies as a result of the Specified Defaults shall automatically and immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and the Investment Manager each waives. The Borrower and the Secured Parties agree that any or all of the Secured Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Transaction Document, or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Secured Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) commence any legal or other action to collect on any or all of the Borrower Obligations from the Borrower and/or any Collateral, (ii) foreclose or otherwise realize on any or all of the Collateral and/or, as applicable, setoff or apply to the payment of any or all of the Borrower Obligations and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, any other Transaction Document or applicable law, all of which rights and remedies are fully reserved by the Secured Parties.

(d)            The Borrower and the Investment Manager each acknowledges that the Secured Parties have not made any assurances concerning (i) any possibility of an extension of the Waiver Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring, or other accommodations.

(e)            The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that the Secured Parties may be entitled to take or bring in order to enforce their respective rights and remedies against the Borrower or the Investment Manager is, to the fullest extent permitted by law, tolled and suspended during the Waiver Period.

(f)            The Borrower and the Investment Manager each acknowledges and agrees that any financial accommodation, if any, which any Secured Party makes on or after the Third Amendment Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 5 hereof and the other covenants, agreements, representations and warranties of the Borrower and the Investment Manager hereunder.

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(g)           Except as expressly set forth herein, neither any Agent nor any Lender is by this Agreement waiving, any Potential Amortization Event or Amortization Event (other than the Specified Defaults) or any of the liabilities or obligations (including any Borrower Obligations) under any of the Transaction Documents, and the Lenders hereby reserve their rights, with respect to, any of their respective rights or remedies concerning any Potential Amortization Event or Amortization Event (other than, during the Waiver Period, the Specified Defaults solely to the extent expressly set forth herein and in the Second Amendment, as amended hereby), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

SECTION 4.         Weekly Reports. During the Waiver Period, each Trinseo Party, upon the reasonable request of the Structuring Advisor, shall have it and its advisors provide the Lenders, the Administrative Agent and their advisors weekly updates (which may occur via email or by conference call at a mutually acceptable time during regular business hours) on the status of negotiations and discussions with the Trinseo Party’s various creditor constituencies regarding a potential restructuring and any waivers, amendments or forbearances related thereto being discussed by such Trinseo Party with any of its creditor constituencies; provided that such updates shall not be required to disclose or include any information (x) that is subject to any attorney-client privilege or other legal privilege, (y) that any Trinseo Party determines in good faith would be reasonably likely to contravene any applicable law or result in a breach of confidentiality obligations to third parties, or (z) that relates to the strategy, negotiating positions or similar matters relating to the relationship of any Trinseo Party and/or any of its respective Affiliates, on the one hand, with the Lenders and/or any of its respective Affiliates, on the other hand. The failure by any Trinseo Party to comply with this Section 4 for two consecutive weeks shall result in an immediate Amortization Event.

SECTION 5.         General Release; Indemnity.

(a)            In consideration of, among other things, the Secured Parties’ execution and delivery of this Agreement, the Borrower and the Investment Manager, each on behalf of itself and its respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Secured Parties and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Third Amendment Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Transaction Documents or the transactions thereunder. In entering into this Agreement, the Borrower and the Investment Manager consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 5 shall survive the termination of this Agreement, the Credit Agreement, the other Transaction Documents, and payment in full of the Borrower Obligations.

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(b)           Each of the Borrower and the Investment Manager, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or the Investment Manager pursuant to Section 5(a) hereof. If the Borrower, the Investment Manager or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and the Investment Manager, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 6.          Representations, Warranties and Covenants of the Borrower, the Investment Manager and the Parent Guarantor.

To induce the Agents and the other Secured Parties to execute and deliver this Agreement, each of the Borrower, the Investment Manager and the Parent Guarantor represents, warrants and covenants that, as of the date hereof:

(a)            Each of the Borrower, the Investment Manager and the Parent Guarantor is duly authorized to execute and deliver this Agreement and is duly authorized to perform its obligations under the Credit Agreement and the other Transaction Documents to which it is a party;

(b)            Except with respect to the Specified Defaults, the representations and warranties of the Borrower, the Investment Manager and the Parent Guarantor contained in Article III of the Credit Agreement, in each other Transaction Document, and in Section 6 hereof shall be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(c)            The execution and delivery of this Agreement by the Borrower, the Investment Manager and the Parent Guarantor (i) are within such Person’s power and authority, (ii) have been duly authorized by all necessary company action on the part of such Person and (iii) do not and will not (A) require any consent or approval of its members, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to such Person and in effect on the date hereof or (y) the Organizational Documents of such Person, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Person is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by such Person; except, with respect to clauses (i) and (iii) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect;

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(d)            Each Transaction Document to which the Borrower, the Investment Manager and the Parent Guarantor is a party remains in full force and effect and remains the legal, valid and binding obligation thereof enforceable against the Borrower, the Investment Manager or the Parent Guarantor it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles;

(e)            The Borrower Obligations are secured by a legal, valid and enforceable first priority security interest in and Lien on the Collateral in favor of the Agent, on behalf of the Lenders, as described in the instruments evidencing such security interests. The Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral continues to be a valid, binding, and enforceable first-priority security interest that secures the Borrower Obligations; and

(f)            The Other Waivers (as defined in the Second Amendment) remain in full force and effect, and no termination event (or similar event) has occurred thereunder that gives a right to a lender thereunder to terminate the waivers now in effect thereunder.

SECTION 7.          Ratification Of Liability.

The Borrower, the Investment Manager and the Parent Guarantor, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Transaction Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Transaction Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Transaction Documents to which they are a party, respectively, as security for the Borrower Obligations under or with respect to the Credit Agreement, as modified hereby, and confirms and agrees that such liens and security interests hereafter secure all of the Borrower Obligations, including, without limitation, all additional Borrower Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Transaction Document. The Borrower, the Investment Manager and the Parent Guarantor further agree and reaffirm that the Transaction Documents to which they are parties now apply to all Borrower Obligations as defined in the Credit Agreement, (including, without limitation, all additional Borrower Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Transaction Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Transaction Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Secured Party, nor constitute a waiver of any provision of any of the Transaction Documents nor constitute a novation of any of the Borrower Obligations under the Credit Agreement or other Transaction Documents.

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SECTION 8.          Reference To And Effect Upon The Credit Agreement.

(a)            Except as expressly modified by this Agreement, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement, and other Transaction Documents, and all rights of the Secured Parties and all of the Borrower Obligations, shall remain in full force and effect. The Borrower and the Investment Manager hereby confirm that, except as expressly modified by this Agreement, the Credit Agreement, and the other Transaction Documents are in full force and effect and that neither the Borrower nor the Investment Manager has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Borrower Obligations, the Credit Agreement or any other Transaction Document.

(b)            Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Amortization Event, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Transaction Documents nor constitute a novation of any of the Borrower Obligations under the Credit Agreement or other Transaction Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Transaction Documents or any right, power or remedy of any Secured Party, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Borrower Obligations or any other contract or instrument. Except as expressly set forth herein, each Secured Party reserves all of its rights, powers, and remedies under the Credit Agreement, the other Transaction Documents and applicable law.

(c)            From and after the Third Amendment Effective Date, the term “Transaction Documents” in the Credit Agreement and the other Transaction Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)            Except as expressly provided in Section 3 hereof, no Secured Party has waived, is by this Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any Potential Amortization Event or Amortization Event that may be continuing on the date hereof or any Amortization Event that may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and no Secured Party has agreed to forbear with respect to any of its rights or remedies concerning any Amortization Event, that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.

SECTION 9.          Transaction Document; Costs And Expenses.

This Agreement is a Transaction Document. The Borrower acknowledges that the Secured Parties’ reasonable and documented or invoiced out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of one primary external counsel) incurred in connection with this Agreement shall be paid by the Borrower subject to and in accordance with Section 8.4 of the Credit Agreement.

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SECTION 10.        Governing Law, etc.

This Agreement is governed by, and is to be construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Sections 12.7, 12.8, 12.9 and 12.17 of the Credit Agreement, mutatis mutandis. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

SECTION 11.        Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 12.        Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 13.        Further Assurances.

The Borrower and the Investment Manager agree to take all further actions and execute all further documents as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 14.        Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 15.        Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

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SECTION 16.        Effectiveness.

This Agreement shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied (or waived by the Lenders) being referred to herein as the “Third Amendment Effective Date”):

(a)            The Administrative Agent shall have received duly executed signature pages for this Agreement signed by each Lender, the Agents, the Structuring Advisor, the Borrower and the Investment Manager;

(b)            After giving effect to the amendments contained in Section 2 of this Agreement, no Overadvance exists or will exist as of the Third Amendment Effective Date;

(c)            The Structuring Fee shall have been paid to the Structuring Advisor in accordance with Section 17 of this Agreement; and

(d)            The Borrower shall have paid all legal fees and expenses incurred by the Administrative Agent, the Collateral Agent, the Structuring Advisor and the Lenders required to be paid by the Borrower on or before the Third Amendment Effective Date, to the extent an invoice with respect thereto has been provided to the Borrower at least one (1) Business Day prior to the date hereof.

SECTION 17.        Amendment Fee.The Borrower agrees to pay to the Structuring Advisor a structuring fee equal to 0.25% of the Aggregate Revolving Commitment as of the Closing Date (the “Structuring Fee”), which Structuring Fee shall be fully earned, due and payable on, and subject to the occurrence of, the Third Amendment Effective Date. Once paid, the Structuring Fee is non-refundable and non-creditable against other fees payable, or expenses reimbursable, to the Structuring Advisor, any of the Lenders or any of their respective Affiliates, directors, officers, employees, agents, advisors or other representatives in connection with the Credit Agreement or the other Transaction Documents. The Structuring Fee shall be paid in Dollars in immediately available funds.

SECTION 18.       Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Investment Manager, the Secured Parties and their respective successors and assigns; provided, that neither the Borrower nor the Investment Manager shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Administrative Agent in its sole discretion. No Person other than the parties hereto, and in the case of Section 5 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 5 hereof) are hereby expressly disclaimed.

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SECTION 19.       Final Agreement.

This Agreement, the Credit Agreement, the other Transaction Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Except as provided therein, no term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Any Secured Party’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

Each Requisite Lender, by its execution hereof, hereby authorizes and directs the Agents to execute and deliver this Agreement.

[Signature pages to follow]

12

IN WITNESS WHEREOF, this Limited Waiver and Third Amendment has been executed by the parties hereto as of the date first written above.

Styron Receivables Funding Designated Activity Company,
as Borrower

By:	/s/ Stephen Healy
Name:	Stephen Healy
Title:	Attorney

TRINSEO IRELAND GLOBAL IHB LIMITED,
as Investment Manager

By:	/s/ Bee van Kessel
Name:	Bee van Kessel
Title:	Director

Trinseo Holding S.à r.l.,
as Parent Guarantor

By:	/s/ David Stasse
Name:	David Stasse
Title:	Manager

[SIGNATURE PAGE TO LIMITED WAIVER AND THIRD AMENDMENT]

GLAS USA LLC,
as Administrative Agent

By:	/s/ Annette Marsula
Name:	Annette Marsula
Title:	Vice President, Senior Transactions Manager

GLAS AMERICAS LLC,
as Collateral Agent

By:	/s/ Annette Marsula
Name:	Annette Marsula
Title:	Vice President, Senior Transactions Manager

[SIGNATURE PAGE TO LIMITED WAIVER AND THIRD AMENDMENT]

KKR Credit Advisors (US) LLC, as Structuring Advisor

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Authorized Signatory

KKR FS Income Trust Select, as a Lender

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Managing Director

FS KKR Capital Corp, as a Lender

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Managing Director

KKR Asset-Based Finance Fund, as a Lender

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Managing Director

KKR FS Income Trust, as a Lender

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Managing Director

[SIGNATURE PAGE TO LIMITED WAIVER AND THIRD AMENDMENT]

Credit Opportunities Partners JV, LLC, as a Lender

By:	/s/ Giacomo Picco
Name:	Giacomo Picco
Title:	Managing Director

[SIGNATURE PAGE TO LIMITED WAIVER AND THIRD AMENDMENT]

Exhibit A (Specified Defaults)

Any Amortization Event under the Credit Agreement or Transaction Documents as a result of, or related to (i) the failure to make payments, beyond the applicable grace period, with respect to the Senior Loan Agreement, the Super HoldCo Second Lien Indenture (as defined in the Senior Loan Agreement), or the Super HoldCo Credit Agreement (as defined in the Senior Loan Agreement) (including any “Event of Default” arising under and as such term is defined in the Senior Loan Agreement, Super HoldCo Second Lien Indenture, or the Super HoldCo Credit Agreement, as applicable, as a result thereof); (ii) the failure to provide notice of the foregoing under the Credit Agreement, the Senior Loan Agreement, Super HoldCo Second Lien Indenture, or the Super HoldCo Credit Agreement (including any “Event of Default” arising under and as such term is defined in the Senior Loan Agreement, Super HoldCo Second Lien Indenture, or the Super HoldCo Credit Agreement, as applicable, as a result thereof); (iii) any “Default”, “Event of Default”, “Potential Amortization Event” or “Amortization Event” under any other Indebtedness as a result of any of the foregoing (including as a result of the failure to provide notice thereof pursuant to the terms thereof); and (iv) any failure to give notice with respect to any of the foregoing.